IMMUNOMEDICS, INC.
                                300 American Road
                         Morris Plains, New Jersey 07950


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                December 5, 2001


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IMMUNOMEDICS, INC. (the "Company") will be held at the Company's offices at 300 American Road, Morris Plains, New Jersey 07950, on Wednesday, December 5, 2001, at 10:00 a.m. Eastern Standard Time, for the following purposes:

     1.   To elect 6 Directors;

     2.   To approve the adoption of the Company's 2002 Stock Option Plan;

     3. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on October 10, 2001 as the record date for determining all stockholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment or adjournments thereof.

     The Board of Directors appreciates and welcomes stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, please vote by completing, signing and dating the enclosed proxy and returning it promptly to the Company in the enclosed self-addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.


                                        By Order of the Board of Directors,


                                        PHYLLIS PARKER,
                                        Secretary




October 22, 2001

                               IMMUNOMEDICS, INC.
                                300 American Road
                         Morris Plains, New Jersey 07950


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                December 5, 2001


General Information

     This Proxy Statement is furnished to the stockholders of Immunomedics, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 5, 2001, at 10:00 a.m. at the offices of the Company and any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A copy of the notice of meeting, the Company's Annual Report for the fiscal year ended June 30, 2001 and form of proxy accompany this Proxy Statement and are first being sent to stockholders on or about October 22, 2001.

Record Date & Voting at the Annual Meeting

     Only stockholders of record at the close of business on October 10, 2001, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting. On the record date 49,539,371 shares of the Company's Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote with respect to each of the matters to be voted upon at the Annual Meeting. The Common Stock is the only class of outstanding securities of the Company entitled to vote at the Annual Meeting.

     Presence in person or by proxy of the holders of 24,769,686 shares of Common Stock will constitute a quorum at the Annual Meeting. As to each proposal which is submitted to vote of the security holders a simple majority of shares outstanding and eligible to vote will suffice for approval. Assuming a quorum is present, the affirmative vote of the holders of at least a majority of votes present and entitled to be cast at the Annual Meeting is required for (i) the election of Directors, (ii) approval of the adoption of the Company 2002 Stock Option Plan, (iii) the ratification of the selection of KPMG LLP as independent auditors for the current fiscal year and (iv) except as otherwise required by Delaware Law or the Company's Certificate of Incorporation, any other matters that properly come before the meeting.

     If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though a stockholder may interpret such action differently. A proxy submitted by a stockholder also may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. Brokers holding shares in street name, who do not receive instructions, are only entitled to vote on the election of Directors and ratification of the appointment of the independent auditors, since such matters are considered to be routine. Since a broker is not required to vote shares held in "street name" in the absence of instructions from the beneficial stockholder, a stockholder's failure to instruct his broker may result in the stockholder's shares not being voted.

     American Stock Transfer and Trust Company will count the votes prior to the meeting and provide a final count on the day of the meeting. American Stock Transfer Company will report the vote to the Secretary of the Company.

     If a proxy in the accompanying form is properly executed and returned the persons named therein will vote the shares represented thereby as instructed in the proxy. If no instructions are given, the persons named in the proxy intend to vote (i) FOR the nominees for election as Directors as set forth below (ii) FOR the ratification of the selection of KPMG LLP as independent auditors for the current fiscal year, and (iii) FOR the approval of the adoption of the Company 2002 Stock Option Plan. In the unexpected event that any of the nominees for Director becomes unavailable for election it is intended that, pursuant to the proxy, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors.

The Proxy

     Each proxy granted may be revoked by the person granting it at any time before it is voted by (i) by filing written notice to such effect bearing a date later than the date of such proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a proxy bearing a later date and delivering it to the Secretary of the Company, or (iii) by attendance and voting in person at the Annual Meeting, except as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

     Each shareholder entitled to vote at the annual meeting may authorize another person or persons to act for him by proxy. This proxy shall be executed in writing by the shareholder or the shareholder's agent.

     The proxy shall not be revoked by death or incapacity of the shareholder; but shall continue to be in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the Secretary of the Company prior to the voting of the proxy or votes the shares subject to the proxy by written ballot.

     A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument affecting it is filed with the Secretary of the Company.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of October 10, 2001, information regarding the beneficial ownership of Common Stock (i) by each current Director (each of whom is a nominee for election at the Annual Meeting), (ii) by each Named Executive Officer, (iii) by all current Directors and Executive Officers as a group and (iv) by each person or group known by the Company to own beneficially in excess of five percent of the Common Stock:


                                                           Number of
                                                           Shares of    Percent
                 Name (1)                                Common Stock  of Class
                 --------                                ------------  --------
      David M. Goldenberg                                8,850,249(2)   17.4%
      Cynthia L. Sullivan                                8,850,249(2)   17.4%
      Morton Coleman                                       136,500(3)      *
      Marvin E. Jaffe                                       40,200(4)      *
      Richard R. Pivirotto                                  70,000(5)      *
      Mary E. Paetzold                                           0(5)      *
      Hans J. Hansen                                        65,050(6)      *
      Gerard G. Gorman                                           0         *
      All Directors and Executive Officers as a group    9,059,019(7)   17.8%
      -----------------

     (1) Unless otherwise noted, the stockholders identified in this table have sole voting and investment power. The address of each of the stockholders listed in the above table who own more than 5% of the Common Stock is c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed by such persons with the Securities and Exchange Commission and the Company and upon the 2001 Questionnaire for Directors, Officers and Five Percent Stockholders submitted by such persons to the Company in connection with the preparation of this Proxy Statement.

     (2) Consists of 4,417,133 shares held by Dr. Goldenberg, 2,076,570 shares held by Dr. Goldenberg as trustee of a grantor retained annuity trust, 200,000 shares held by Escalon Corp., 97,980 shares held by Escalon Foundation ("Escalon"), Companies wholly-owned by Dr. Goldenberg, 962,606 shares as to which Dr. Goldenberg has voting and dispositive power as a trustee for a trust for the benefit of certain of his children, 302,829 shares as to which Dr. Goldenberg has voting power pursuant to an agreement with Hildegard Gruenbaum (his former spouse), 625,000 shares which may be acquired by Dr. Goldenberg upon exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof, 21,931 shares held by Ms. Sullivan, 11,200 shares to which Ms. Sullivan has the voting or dispositive power pursuant to a power of attorney granted to her by certain of her children or as trustee for a trust for their benefit, and 135,000 shares which may be acquired by Ms. Sullivan upon exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof. Dr. Goldenberg and Ms. Sullivan are husband and wife and each of them disclaims beneficial ownership of the shares held by the other. Dr. Goldenberg also disclaims beneficial ownership with respect to all shares owned by his children or Mrs. Gruenbaum.

     (3) Consists of 104,000 shares held by Dr. Coleman pursuant to the power of attorney granted to him by certain of his children and other family members or as trustee for a trust for their benefit and 32,500 shares which may be acquired by him upon the exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof.

     (4) Consists of 200 shares held directly by Dr. Jaffe and 40,000 shares which may be acquired by him upon the exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof.

     (5) Represents shares which may be acquired upon the exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof.

     (6) Consists of 1,000 shares held by Dr. Hansen, 63,250 shares which may be acquired by him upon exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof, and 800 shares held by Dr. Hansen's wife. Dr. Hansen disclaims beneficial ownership with respect to all shares owned by his wife.

     (7)  Consists of shares referenced in notes (2) through (6).

     (*)  Less than 1%.

                       PROPOSAL 1-- ELECTION OF DIRECTORS

Nominees

     The Certificate of Incorporation of the Company provides that the number of Directors of the Company shall be fixed by resolution of the Board of Directors. Such number currently has been fixed at 6 persons. At the Annual Meeting, 6 persons will be elected to the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified. The persons named as proxies in the accompanying proxy intend to vote for these nominees of the Board of Directors or, if any of the nominees should be unable to serve, for such substitute nominee(s) as the Board of Directors then may propose. Each current Director was elected as such at the Annual Meeting held on December 6, 2000, except for Cynthia Sullivan, who was elected in March, 2001 and Mary
Paetzold who was elected in March, 2001. There are no family relationships between directors and executive officers except that Dr. Goldenberg and Ms. Sullivan are husband and wife.

     The following table sets forth information about the nominees, each of whom is currently serving as a Director of the Company:

                                                                                     Year First
                                                                                     Elected to
                                                                                     Board of
Name                     Age    Positions with the Company                           Directors
----                     ---    --------------------------                           -----------

David M. Goldenberg       63    Chairman of the Board, Chief Scientific Officer
                                and Director (1)(6)                                       1982
Cynthia L. Sullivan       45    President, Chief Executive Officer and Director (1)(6)    2001
Morton Coleman            62    Director (3)(5)                                           2000
Marvin E. Jaffe           65    Director (2)(5)(6)                                        1994
Richard R. Pivirotto      71    Director(1)(2)(3)(4)(6)                                   1991
Mary E. Paetzold          51    Director (2)(4)                                           2001



(1)  Executive Committee member

(2)  Audit Committee member

(3)  Compensation Committee member

(4)  Finance Committee member

(5)  Research Review Committee member

(6)  Governance & Nominating Committee member


Background of the Nominees for Director

     Dr. David M. Goldenberg founded the Company in July, 1982, and since that time, has been Chairman of the Board of the Company. Dr. Goldenberg served as Chief Executive Officer from July, 1982, through July, 1992; from February, 1994 through May, 1998, and resumed his responsibilities as Chief Executive Officer effective July, 1999 until March, 2001. Dr. Goldenberg was Professor of Pathology at the University of Kentucky Medical Center from 1973 until 1983 and Director of such University's Division of Experimental Pathology from 1976 until 1983. From 1975 to 1980, he also served as Executive Director of the Ephraim McDowell Community Cancer Network, Inc., and from 1978 to 1980 he was President of the Ephraim McDowell Cancer Research Foundation, Inc., both in Lexington, Kentucky. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (B.S.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored more than 1200 articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection and radioimmunotherapy using radiolabeled antibodies. In addition to his employment with the Company, Dr. Goldenberg is President of The Center for Molecular Medicine and Immunology ("CMMI"), an independent non-profit research center (also knows as the Garden State Cancer Center). He also held the positions of Adjunct Professor of Medicine and Surgery at the New Jersey Medical School of the University of Medicine and Dentistry of New Jersey in Newark, and Adjunct Professor of Microbiology and Immunology with the New York Medical

College in Valhalla, N.Y. In 1985 and again in 1992, Dr. Goldenberg received an "Outstanding Investigator" grant award from the National Cancer Institute for his work in radioimmunodetection and, in 1986, he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, Dr. Goldenberg received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. He was also named the co-recipient of the 1994 Abbott Award by the International Society for Oncodevelopmental Biology and Medicine. Dr. Goldenberg also serves as Chairman of the Board of IBC Pharmaceuticals, LLC.

     Cynthia L. Sullivan has been employed by the Company since October 1985, and served as Executive Vice President and Chief Operating Officer from June 1999 until March 2001 when she became Chief Executive Officer. She has been President of the Company from December 2000 until the present. Prior thereto, she held positions of increasing responsibilities in the Company, including Executive Director, Operations from April 1994 to June 1999. Prior to joining the Company, Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson and Johnson. Ms. Sullivan's educational background includes: a BS from Merrimack College, North Andover, MA, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, Plainfield, NJ, resulting in a MT (ASCP) certification in 1979. Ms. Sullivan completed a M.S. degree in 1986 from Fairleigh Dickinson University, where she also received her M.B.A. in December 1991.

     Dr. Morton Coleman has been Clinical Professor of Medicine at the Weill Medical College of Cornell University since 1986 and the Director of the Center for Lymphoma and Myeloma in the Division of Hematology-Oncology since 1997, at New York Presbyterian Hospital-Cornell Medical Center. Dr. Coleman is Chairman of the Board of Directors of the Fund for Blood and Cancer Research, Member of the Clinical Practice Committee of the American Society of Clinical Oncology, Associate Editor of Cancer Investigation, past President of the New York Cancer Society, Chairman of the Board of Directors of Affiliated Physicians Network, Inc., Chairman of the Medical Advisory Board and on the Board of Directors of The Cure for Lymphoma Foundation, and a member of the Lymphoma Core Committee of Cancer and Leukemia Group B, among other distinguished appointments. He also serves on the Board of Managers of IBC Pharmaceuticals, LLC.

     Dr. Marvin E. Jaffe has been a consultant to the health care industry since April 1994. From August 1988 until March 1994 he was president of the RW Johnson Pharmaceutical Research Institute, where he was responsible for the global research and development activities of a group of Johnson & Johnson companies including Ortho and McNeil Pharmaceutical, Ortho Biotech and Cilag. Prior to joining Johnson & Johnson, Dr. Jaffe held senior positions in drug development at Merck & Co., Inc. He also serves as a Director of Celltech Group, plc, a biopharmaceutical company, Matrix Pharmaceuticals, Inc., a biotechnology company involved in development of anti-cancer products, and Vernalis Group, plc, a biopharmaceutical company focusing on neurological diseases.

     Richard R. Pivirotto has been the President of Richard R. Pivirotto Company, Inc., a management consulting firm in Greenwich, Connecticut, since
1981 and is also a director of Yale New Haven Health Services, Inc. Prior thereto, until 1981, Mr. Pivirotto had served as President and Chairman of Associated Dry Goods Corp., a chain of retail department stores, of which he also served as a Director until 1986. Mr. Pivirotto also serves as a member of the Board of Directors of General American Investors Company, Inc., a closed-end diversified management investment company, The Gillette Company, a consumer products company, The New York Life Insurance Company, a life insurance company, and The Greenwich Bank & Trust Co., a financial institution. Mr. Pivirotto serves as a Trustee of Greenwich Hospital Corp., a Trustee Emeritus of Princeton University, as well as a Trustee of General Theological Seminary. Mr. Pivirotto was a Trustee of The Center for Molecular Medicine and Immunology from September 1989 until October 1991.

     Mary E. Paetzold was, Vice President, Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors of Ecogen, Inc., where she worked from 1994 to 2000. Prior thereto, Ms. Paetzold was an audit partner and SEC reviewing partner for KPMG LLP, in Short Hills, New Jersey, where she worked for 21 years. She also served as chairperson of the Advisory Council of the School of Business at Montclair State University, where she earned an undergraduate degree in mathematics. Ms Paetzold is a certified public accountant.


     The Board of Directors recommends that stockholders vote FOR the election of each of the nominees named herein.


Compensation of Directors

     The Company pays each of its non-employee Directors an annual fee of $10,000, plus a per diem allowance of $1,000 for attendance at meetings and committees thereof, and $500 per telephone conference. Directors are also reimbursed for out-of-pocket expenses incurred in attending such meetings. In addition, each non-employee Director is granted, on the first business day of July of each year, an option to purchase shares of the Company's common stock at the then prevailing fair market value in accordance with the Company's 1992 Stock Option Plan. Accordingly, on July 2, 2001, options to purchase 60,000 shares of common stock in the aggregate were granted to the Company's then non-employee Directors. The amount of shares issued is determined at the discretion of the Company's Board of Directors. In addition, on December 5, 2000, options to purchase 50,000 shares of common stock were granted to Dr. Coleman, the Company's then non-employee Director, for services relating to negotiations of a license with Amgen.

Board of Directors and its Committees

     During the fiscal year ended June 30, 2001, the Board of Directors met six times. There are six standing committees of the Board of Directors which are described below. During the fiscal year ended June 30, 2001, each Director attended at least 75% of the aggregate of (i) all Board meetings, and (ii) all meetings of Committees on which he/she served. Principal functions of the standing committees of the Board of Directors are summarized below:

     The Executive Committee has all the power and authority to act on behalf of the Board of Directors, to the extent permitted under Delaware law, in all matters not designated to other committees. During the fiscal year ended June 30, 2001, the Executive Committee did not meet.

     The Audit Committee reviews the audited financial statements of the Company, reviews with the Company's independent auditors the scope and results of the audit engagement and recommends to the Board of Directors the employment and termination of such auditors. During the fiscal year ended June 30, 2001, the Audit Committee held four meetings. The Audit Committee has adopted a formal written charter which is attached as Exhibit A to this Proxy Statement.

     The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in the Company's incentive compensation plans. The Compensation Committee also oversees management of the 1992 Stock Option Plan and the 2002 Stock Option Plan, including the granting and certain terms of stock options, and all other compensation and benefit plans. They also oversee salary grade administration for the entire Company, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers of the Company, including the Chief Executive Officer. When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues. During the fiscal year ended June 30, 2001, the compensation committee held four meetings.

     The Finance Committee investigates new sources of capital and oversees decisions regarding investment of the Company's funds. During the fiscal year ended June 30, 2001, the Finance Committee held four meetings.

     The Research Review Committee reviews research initiatives of the Company and administers the Company's obligations under an agreement with CMMI concerning the allocation of research projects. During the fiscal year ended June 30, 2001, the Research Review Committee held one meeting.

     The Governance and Nominating Committee considers and recommends to the Board of Directors candidates for nomination to the Board of Directors. During the fiscal year ended June 30, 2001, the Governance and Nominating Committee did not meet and the functions thereof were performed by the Board of Directors.

Audit Committee Report

     The Audit Committee is comprised of three outside directors, all of whom are independent under the rules of the National Association of Securities Dealers. The Board of Directors approved and adopted a written charter, which sets forth the Audit Committee's duties and responsibilities and reflects the Securities and Exchange Commission (SEC) regulations and National Association of Securities Dealers rules. A copy of the charter is attached as Exhibit A to this Proxy Statement.

     The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended June 30, 2001 with management and with the Company's independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence. The Audit Committee has considered whether the provision of the services rendered by KPMG LLP for all other fees is compatible with maintaining KPMG LLP's independence and concluded that KPMG LLP is "independent".

     Based on the Audit Committee's review of the audited consolidated financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the SEC.

                                       Audit Committee,

                                       M.E. PAETZOLD, CHAIRPERSON
                                       M.E. JAFFE
                                       R.R. PIVIROTTO


     The Audit Committee Report in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference.

Audit Fees

     The aggregate fees billed or expected to be billed to the Company for the fiscal year ended June 30, 2001 by the Company's independent auditors, KPMG LLP, are as follows:

           Audit Fees, including quarterly reviews          $ 59,200
           All Other Fees                                     27,441
                                                           ---------
                                                            $ 86,641



Compensation Committee Interlocks and Insider Participation

     During fiscal 2001, the Compensation Committee of the Board of Directors consisted of Dr. Morton Coleman and Mr. Richard Pivirotto, each of whom was an outside Director during fiscal 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3, 4 and 5 filed with the SEC and the Company under the Securities Exchange Act of 1934 (the "Exchange Act") and a review of written representations received by the Company, no person who at any time during fiscal 2001 was a Director, Executive Officer or beneficial owner of more than 10% of the outstanding shares of Common Stock failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act except: (i) David M. Goldenberg, an executive officer and director of the Company, filed a Form 5 for the fiscal year ended June 30, 2001 which included three transactions which were reported late and (ii) Mary Paetzold, a director of the Company, filed late a Form 3 which covered one transaction.



                EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS

Compensation Committee Report on Executive Compensation

     The Company's compensation program is administered by the Compensation Committee of the Board of Directors, which is currently comprised of three non-employee Directors. All actions of the Committee are presented to the Board of Directors for ratification.

Compensation Policies

     The primary objective of the Company's compensation program is to offer competitive compensation packages to attract, retain and motivate Company employees. To achieve this objective, industry and regional compensation surveys are used to help ensure that the Company's salary structure is competitive with other biopharmaceutical companies of comparable size and stage of development, both within and outside of the Company's geographical area. These surveys, in conjunction with the Company's overall financial condition, are also used in the process of determining annual merit increases for all employees.

     The Company's compensation program currently consists of an annual base salary, in certain select instances cash bonuses and annual awards of stock options. Initially, when an executive is hired a compensation package is developed based on the qualifications and experience the individual brings to the Company. In certain instances, the Company cannot match the cash compensation offered by large pharmaceutical companies and larger biopharmaceutical companies and therefore supplements salary with sizable grants of stock options. In addition, annual grants of stock options are awarded based on the individual's and the Company's performance. The Company believes that this granting of stock options provides an opportunity for financial rewards not offered, either generally or to the same extent, in larger, more mature companies. However, these options will only be of real value if the Company is successful in achieving its business objectives, thereby increasing stockholder value. Consequently, the employee's financial rewards are closely aligned with the Company's performance and the value created for stockholders.

     Each year every executive receives an appraisal assessing the extent to which pre-established individual goals have been achieved and the extent to which the individual contributed to the overall success of the Company. This appraisal process is reviewed in light of the Company's success in achieving its overall business objectives. The executive's annual merit adjustment and stock option award are derived from this appraisal process.

1992 Stock Option Plan

     All employees of the Company, members of the Company's Board of Directors, members of the Company's Scientific Advisory Board, and consultants to the Company are eligible to participate in the Immunomedics, Inc. 1992 Stock Option Plan. The 1992 Stock Option Plan is intended to provide incentive to continue employment and dedication of such persons by enabling them to acquire a proprietary interest in the Company, and by offering comparable incentives to enable the Company to better attract, compete for and retain highly qualified employees and advisors. The 1992 Stock Option Plan authorizes the issuance, within ten years from the date of its adoption, of options covering up to 8,000,000 shares of Common Stock, subject to adjustment in certain circumstances. On July 1, 2001, nonqualified stock options to purchase 60,000 shares of Common Stock were granted to the non-employee Directors of the Company at an exercise price of $19.81 per share. In addition, on December 5, 2000, options to purchase 50,000 shares of common stock were granted to Dr. Coleman, the Company's then non-employee Director, at an exercise price of $19.00 per share. All of such options were granted pursuant to the 1992 Stock Option Plan by the Compensation Committee, are non-qualified stock options, have an option price equal to the closing market price on the date of grant and vest over a four-year period at the rate of 25% per year.

     In the fiscal year which ended June 30, 2001, the Company had 85 employees, no consultants, and two members of the Scientific Advisory Board.

Chief Executive Officer's Compensation

     Salary compensation for the Company's Chief Executive Officer during fiscal year 2001, totaled $282,000, distributed as follows: Dr. David M. Goldenberg from July 1, 2000 to March 9, 2001--$202,500 and Cynthia L. Sullivan from March 10, 2001 to June 30, 2001--$80,200. Dr. Goldenberg and Ms. Sullivan also received pursuant their employment agreements, cash bonuses and other compensation, each as described herein. Also, Ms. Sullivan's was awarded 100,000 stock options in December 2000, as President and an additional 100,000 stock options in March 2001, as Chief Executive Officer, based upon the discretion of the Board of Directors.

                             Compensation Committee,

                             M. COLEMAN
                             R. R. PIVIROTTO

     The material in this report and in the performance graph included elsewhere in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference.

Executive Summary Compensation Table

     The following table sets forth information regarding compensation for services rendered, in all capacities, awarded or paid to each person who served as the Company's Chief Executive Officer during fiscal year 2001 and each of the other Executive Officers of the Company who received compensation from the Company aggregating at least $100,000 during the year ended June 30, 2001 (collectively, the "Named Executive Officers"). Dr. Goldenberg served as Chief Executive Officer until March, 2001 at which time he was succeeded by Cynthia Sullivan.


                                                                                  Long-Term
                                              Annual Compensation                Compensation
                                  --------------------------------------------   ------------
                                                                                  Securities      All Other
Name, Principal                                                   Other Annual    Underlying    Compensation
Position & Age                    Year   Salary($)(1)  Bonus($)  Compensation($) Options(#)(4)       ($)
--------------                    ----   ------------  --------  --------------  -------------    ----------

David M. Goldenberg               2001      269,000     137,500       106,600(2)            --     181,405(5)
 Chairman & Chief                 2000      267,000     440,000*      105,900(2)       250,000     181,405(5)
Scientific Officer--Age 63        1999      263,667          --       105,400(2)       150,000     181,511(5)

Cynthia L. Sullivan               2001      232,176     125,000         7,200(3)       200,000          --
 President &                      2000      151,500     440,000*        3,000(3)       150,000          --
 Chief Executive                  1999      130,942          --            --           30,000          --
 Officer--Age 45

Hans J. Hansen                    2001       89,764(7)       --            --           16,000          --
 Vice President, Research &       2000       89,574(7)       --            --            8,000          --
 Development--Age 68              1999      177,146          --            --           10,000          --

Gerard G. Gorman (6)              2001           --          --            --               --          --
 Vice President &                 2000           --          --            --               --          --
 Chief Financial                  1999           --          --            --               --          --
 Officer--Age 50
--------------

(1) Includes contributions by the Company to its 401(k) Retirement Plan on Behalf of the Named Executive Officers.

(2) Includes (i) royalty payments in the amount of $100,000 paid pursuant to a patent license agreement and an employment agreement and (ii) an expense allowance.

(3)  Represents an automobile allowance.

(4) Represents non-qualified stock options granted pursuant to the 1992 Stock Option Plan.

(5) Includes (i) premiums of $156,000 paid each year on whole life insurance policies maintained for the benefit of the Goldenberg Family Trust and (ii) premiums of $25,000 paid each year for life insurance policies maintained for the sole benefit of Dr. Goldenberg.

(6)  Mr. Gorman joined the Company on September 10, 2001.

(7)  Represents part-time employment status.

(*) Represents bonuses awarded in recognition for efforts with the Company's equity financings.

Option Grants in Fiscal Year 2001

     The following table shows all grants of options to each of the Named Executive Officers in fiscal 2001:


                                          Individual Grants
                          ---------------------------------------------------
                                         Percent of                            Potential Realizable Value at
                            Shares     Total Options                          Assumed Annual Rates of Stock
                          Underlying    Granted to   Exercise                    Price Appreciation for
                           Options     Employees in    Price                         Option Term(1)
                                                                              ------------------------------
Name                      Granted(#)   Fiscal Year  ($/share) Expiration Date    5% ($)         10% ($)
----                      -----------  ------------- -------- --------------- -----------     --------------

David M. Goldenberg            --            --           --            --             --            --
Cynthia L. Sullivan       100,000           20%        19.06      12/06/10      1,198,673     3,037,673
                          100,000           20%         8.32       3/20/11        523,240     1,325,994
Hans J. Hansen             16,000            3%        17.00       6/13/11        171,059       433,498
Gerard G. Gorman               --            --           --            --             --            --


(1) Amounts represent hypothetical gains that could be achieved from the exercise of the respective options and the subsequent sale of the Common Stock underlying such options if the options were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The exercise price of these options was equal to the closing market price of the Common Stock on the date of grant.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

     The table below shows information with respect to the Named Executive Officers concerning option exercises in fiscal 2001 and the status of their outstanding and unexercised options at June 30, 2001:

                                                       Shares Underlying         Value of Unexercised
                                                           Options at            In-the-Money Options
                          Shares          Value        Fiscal Year End (#)        at Year End ($)(2)
                        Acquired On     Realized   --------------------------  --------------------------
Name                    Exercise (#)     ($)(1)    Exercisable  Unexercisable  Exercisable  Unexercisable
----                    ------------    --------   -----------  -------------  -----------  -------------

David M. Goldenberg            --             --     587,500       337,500      9,261,375    3,498,375
Cynthia L. Sullivan         5,000        109,081     132,500       332,500      1,733,325    2,336,425
Hans J. Hansen                 --             --      60,750        32,000      1,039,288      279,900
Gerard G. Gorman               --             --          --            --             --           --


(1) Represents the difference between the closing market price of the Common Stock on the date of exercise and the exercise price per share of in-the-money options, multiplied by the number of shares acquired upon exercise. The calculation does not reflect the effect of any income taxes which may be due on the value realized.

(2) Represents the difference between the closing market price of the Common Stock at June 30, 2001 of $21.40 per share and the exercise price per share of in-the-money options, multiplied by the number of shares which could be acquired at June 30, 2001.


Retirement Plan

     The Company  maintains a retirement  plan  established  in conformity  with
Section 401(k) of the Internal Revenue Code. All employees of the Company are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, the Company may contribute to the retirement plan a percentage of each employee's contribution to the retirement plan, which does not exceed 5% of the employee's salary. The Company may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Company contributions vest 20% after two years from the date of date of hire and, thereafter, at the rate of 20% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to under the retirement plan since the amount of such benefits will be dependent upon, among other things, future contributions by the Company, future net income earned by the contributions and forfeitures upon future terminations of employment. In each of the last three fiscal years, the Company has not contributed to the retirement plan in excess of $2,000 per year for any officer of the Company.


Employment Agreements

     David Goldenberg. On November 1, 1993, the Company entered into an amended and restated employment agreement with Dr. David M. Goldenberg (as amended by Amendments No.1 and No. 2 dated November 1, 1998, and July 1, 2001 respectively) which sets forth the terms of his employment with the Company through June 30, 2006. During the term of the employment agreement, Dr. Goldenberg shall receive an annual minimum base salary of $275,000 and an annual bonus of at least 20% of the base salary as well as any other bonuses to be determined by the Board of Directors. Dr. Goldenberg is eligible to participate in any management incentive, stock option or bonus plans under the terms of the employment agreement. Dr. Goldenberg shall receive an annual minimum award of at least 150,000 stock options with any further stock option grants to be determined by the Board of Directors.

     Under the employment agreement, Dr. Goldenberg is required to devote as much time as is reasonably necessary to fulfill his duties under that agreement. Additionally, the employment agreement provides that Dr. Goldenberg may engage in other business, general investment and scientific activities provided such activities do not materially interfere with the performance of any of his obligations under the agreement, allowing for those he presently performs for CMMI, as further discussed below. The agreement extends the ownership rights of the Company to, all ideas, discoveries, developments and products in the entire medical field, which, at any time during his past or continuing employment by the Company, Dr. Goldenberg makes or conceives, or materially contributed contributes to, all as defined in the employment agreement (collectively, "Goldenberg Discoveries").

     Additionally, Dr. Goldenberg shall be paid during the term of his employment and for two years thereafter (unless he is terminated for Good Cause (as defined in the employment agreement)), (0.5%) of the first $75,000,000 of Annual Net Revenue (as defined in the employment agreement) and 0.25% of Annual Net Revenue in excess of $75,000,000 (collectively "Revenue Incentive Compensation"). With respect to the period that Dr. Goldenberg is entitled to receive Revenue Incentive Compensation on any given products, it will be in lieu of any other percentage compensation based on sales or revenue due him with respect to such products under the employment agreement or the existing License Agreement between the Company and Dr. Goldenberg which is described below. With respect to any periods that Dr. Goldenberg is not receiving such Revenue
Incentive Compensation for any products covered by patented Goldenberg Discoveries or by certain defined prior inventions of Dr. Goldenberg, he will receive 0.5% of Annual Net Revenue and, to the extent approved by the Board of Directors, other consideration received by the Company for such products, up to a cumulative annual aggregate of $75,000,000 and 0.25% on any cumulative Annual Net Revenue in excess of $75,000,000 (collectively "Incentive Payments"). Under the employment agreement, Dr. Goldenberg is not entitled to any incentive compensation with respect to any products, technologies or businesses acquired from third parties for a total consideration in excess of $5,000,000, unless the Company had made a material contribution to the invention or development of such products, technologies or businesses prior to the time of acquisition. A $100,000 annual minimum payment will be paid in the aggregate against all Revenue Incentive Compensation and Incentive Payments and any payments under the License Agreement. Dr. Goldenberg will also receive a percentage not less than 20%, to be determined by the Board of Directors, of net consideration (including license fees) which the Company receives for any disposition, by sale, license or otherwise of any defined Undeveloped Assets (as defined in the employment agreement) of the Company which are not budgeted as part of the Company's strategic plan. All the payments discussed in this paragraph are collectively, referred to hereinafter as "Additional Incentive Compensation".

     Under the employment agreement, if Dr. Goldenberg is terminated by reason of voluntary termination, termination for Good Cause (as defined in the employment agreement), or expiration of the term of the employment agreement, the Company shall pay to Dr. Goldenberg any base salary and Additional Incentive Compensation owed to him with respect to the period preceding his termination.

     In the event of termination for any reason other than mutual agreement, voluntary termination, termination for Good Cause, or expiration of the term of the agreement, the Company shall continue for a period of three years Dr. Goldenberg's health, life insurance and other benefits including the Additional Incentive Compensation and the Company shall pay to Dr. Goldenberg the sum of
(i) the highest base salary paid to Dr. Goldenberg during any of the prior three years, (ii) the highest bonus paid to Dr. Goldenberg during the prior three years and (iii) the stock options that Dr. Goldenberg would have otherwise received during the period commencing on the termination date and ending on the later of twenty-four months from the termination date and June 30, 2006 (such sum, collectively with the extension of benefits is referred to hereinafter as the "Severance Payment").

     In the event of a Change of Control (as defined in the employment agreement), all previous stock option grants made to Dr. Goldenberg shall immediately vest. If, following the Change of Control, the Company does not agree to allow Dr. Goldenberg to remain in his capacity as Chief Scientific Officer for a one year period before either consummating a new contract, or the election by Dr. Goldenberg to receive the Severance Payment, then his employment shall be terminated and the Company shall pay Dr. Goldenberg the Severance Payment.

     Cynthia Sullivan. On March 20, 2001, the Company entered into an employment agreement with Cynthia L. Sullivan which sets forth the terms of her employment with the Company through March 9, 2006. During the term of her employment, the Company will pay Ms. Sullivan an annual minimum base salary of $275,000 and an annual bonus as determined by the Compensation Committee of the Company's Board of Directors, which in no event shall be less than 20% of the base salary. Ms. Sullivan has been granted an option to purchase 100,000 shares of common stock of the Company in accordance with the Company's 1992 Stock Option Plan. Ms. Sullivan shall be awarded a minimum of 150,000 stock options annually on the anniversary of the employment agreement. Under her employment agreement, Ms. Sullivan may participate in all benefit plans and programs to the extent she is eligible including medical and life insurance.

     Under the employment agreement, if Ms. Sullivan is terminated for Cause (as defined in the employment agreement), by reason of death, Unavailability (as defined in the employment agreement), or by reason of voluntary resignation, then the Company shall pay Ms. Sullivan the base salary through such date of termination. If Ms. Sullivan is terminated for any other reason, then the Company shall continue for a period of four years Ms. Sullivan's medical and life insurance and shall pay Ms. Sullivan the sum of (i) the highest base salary paid to Ms. Sullivan during any of the prior three years, (ii) the highest bonus paid to Ms. Sullivan during the prior three years and (iii) the stock options that Ms. Sullivan would have otherwise received during the period commencing on the termination date and ending on the later of twenty-four months from the termination date and March 9, 2006 (such sum, collectively with the extension of benefits is referred to hereinafter as the "Severance Payment").

     In the event of a Change of Control (as defined in the employment agreement), all previous stock option grants made to Ms. Sullivan shall immediately vest. If, following the Change of Control, the Company does not agree to allow Ms. Sullivan to remain in her current capacity for a one year period before either consummating a new contract, or the election by Ms. Sullivan to be paid the Severance Payment, then her employment shall be terminated and the Company shall pay Ms. Sullivan the Severance Payment.

     Other Executive Officers. The Company has not entered into any compensatory arrangement pursuant to which any executive officer of the Company will receive payments from the Company as a result of their resignation, retirement or termination of employment or as a result of a change in control of the Company.

License Agreement with Dr. Goldenberg

     Pursuant to a License Agreement between the Company and Dr. Goldenberg, Dr. Goldenberg licensed to the Company certain patent applications owned by him at the time of the Company's formation. The Company paid an initial one-time upfront payment and pays a minimum annual cumulative payment of $75,000 for the term of the agreement which is credited against royalties paid that year, if any. In addition, the Company agreed to pay a royalty in the amount of 0.5% of the first $20,000,000 of annual net sales of all products covered by any of such patents and 0.25% of annual net sales of such products in excess of $20,000,000. As discussed above, the Agreement with Dr. Goldenberg extends the ownership rights of the Company to the Goldenberg Discoveries.

Life Insurance for Dr. Goldenberg

     The Company has also agreed with Dr. Goldenberg to maintain in effect for his benefit a $2,000,000 whole life insurance policy. If Dr. Goldenberg retires from the Company on or after his agreed retirement (age 62), or if his employment ends because of permanent disability, the Company must pay all then outstanding loans, if any, made under such policy, and assign such policy to Dr. Goldenberg in consideration of the services previously rendered by Dr. Goldenberg to the Company. If the employment of Dr. Goldenberg ends for any other reason, except for cause, Dr. Goldenberg has the option to purchase such policy for a price mutually agreed upon by him and the Board of Directors, but not to exceed the cash value thereof less any outstanding policy loans, or he may purchase such policy at its full cash value, less any outstanding loans, with the purchase price to the paid out of the proceeds of the policy or any earlier payment or withdrawal of all or any portion of its net cash value. The Company also currently maintains $4,000,000 of key man life insurance on Dr. Goldenberg for the benefit of the Company.

     A trust created by Dr. Goldenberg has purchased a $10,000,000 whole life policy on his life. The policy provides funds which may be used to assist Dr. Goldenberg's estate in settling estate tax obligations and thus potentially reducing the number of shares of the Common Stock the estate may be required to sell over a short period of time to raise funds to satisfy such tax obligations. During what is estimated to be a 15-year period, the Company is obligated to pay $143,000 per year towards premiums, compared to an equivalent $250,000 commitment under the previous policies, in addition to amounts required to be paid by Dr. Goldenberg. The Company has an interest in this new policy up to the cumulative amount of premium payments made by it under the old and new policies, which, through September 30, 2001, amounted to $1,695,000. If Dr. Goldenberg's employment terminates, and the policy is not maintained, the Company would receive payment of only its invested cumulative premiums, up to the amount of cash surrender value in the policy.

Certain Relationships and Related Transactions

     The Center for Molecular Medicine and Immunology ("CMMI"), also known as the Garden State Cancer Center, is a non-profit corporation located in Belleville, New Jersey. CMMI was established in 1983 by Dr. Goldenberg and is devoted primarily to cancer research. Dr. Goldenberg is Chairman of the Board of Trustees and currently serves as President of CMMI. Dr. Goldenberg devotes more of his time working for CMMI than for the Company. Certain consultants to the Company have employment relationships with CMMI and Dr. Hans Hansen, an officer of the Company, is an Adjunct Member at CMMI. Despite these relationships, CMMI is independent of the Company and its management and fiscal operations are the responsibility of its Board of Trustees.

     The Company's product development has involved, to varying degrees, CMMI for the performance of certain basic research and pre-clinical evaluations the results of which are made available to the Company pursuant to a collaborative research and license agreement (the "Research Agreement"). If such research results in the development of a potential product, the Company has a right of first negotiation to obtain a worldwide exclusive license to produce and market the product (including the right to grant sublicenses), unless developed by CMMI under a research and development contract with a third party. In consideration for such rights, the Company pays CMMI an annual license fee of $200,000. If the Company exercises this right with respect to a product, it must pay to CMMI a royalty, to be negotiated in good faith at the time the license is obtained. To date, no products have been licensed from CMMI.

     The potential for conflict of interest exists in connection with the relationship between the Company and CMMI, and the provisions of the agreement between the Company and CMMI have been designed to prevent such conflicts of interest. The Company and CMMI have agreed that neither will have any right, title or interest in or to the research grants, contracts or other agreements obtained by the other party. The decision as to whether a potential product has reached the stage of development such that it must be offered by CMMI to the Company is made by the executive committee of the Board of Trustees of CMMI, and Dr. Goldenberg has agreed not to participate in the determination of any such issue. In addition, the decision by the Company as to whether or not to exercise its right of first negotiation or release any potential product offered by CMMI is determined by the majority vote of the Board of Directors or a subcommittee thereof, and Dr. Goldenberg has agreed not to participate in the determination of any such issue.

     The Company also has made grants, totaling $200,000 in the fiscal years ending June 1999 and 2001 to CMMI in support of the research and clinical work being performed at CMMI, such grants to be expended in a manner deemed appropriate by the Board of Trustees of CMMI. The Company also supplies CMMI with laboratory materials and supplies at cost or, if provided in connection with collaborative research efforts, at no charge to CMMI and has donated to CMMI surplus equipment no longer used by the Company.


Performance Graph

     Set forth below is a line graph comparing the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the cumulative total return of (i) the NASDAQ Pharmaceutical Stock Index and (ii) the NASDAQ Stock Market (U.S.) Index for the period June 30, 1996 to June 30, 2001.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
            IMMUNOMEDICS, INC., THE NASDAQ STOCK MARKET-US INDEX AND
                         THE NASDAQ PHARMACEUTICAL INDEX


       [THE FOLLOWING TABLE REPRESENTS THE PLOT POINTS OF AN ACTUAL GRAPH]



                            6/30/96     6/30/97    6/30/98     6/30/99     6/30/00    6/30/01
                            -------     -------    -------     -------     -------    -------

Immunomedics                  $100         47         48          16         265        231
NASDAQ Composite               100        122        160         230         340        185
NASDAQ Pharmaceutical          100        101        104         145         334        281


     The above graph assumes $100 was invested on June 30, 1996 in the Company's Common Stock, the securities comprising the NASDAQ Pharmaceutical Stock Index and the securities comprising the NASDAQ Stock Market (U.S.) Index and that all dividends were reinvested.

     PROPOSAL 2-- APPROVAL OF THE IMMUNOMEDICS, INC. 2002 STOCK OPTION PLAN

General

     On September 25, 2001 the Company's Board of Directors adopted, subject to approval by the stockholders of the Company, the Immunomedics, Inc. 2002 Stock Option Plan (the "2002 Option Plan"), as an amendment, restatement and continuation of the Immunomedics, Inc. 1992 Stock Option Plan (the "1992 Option Plan"). All key employees of the Company, members of the Company's Board of Directors, members of the Company's Scientific Advisory Board, if any, and consultants to the Company are eligible to participate in the 2002 Option Plan. The 2002 Option Plan is intended to provide incentive to continued employment and dedication of such persons by enabling them to acquire a proprietary interest in the Company, and by offering incentives to enable the Company to better attract, compete for and retain highly qualified employees and advisors. Upon its adoption, there were 50 persons eligible to participate in the 2002 Option Plan. The 2002 Option Plan authorizes the issuance, within ten years from the date of its adoption, of options covering up to 8,000,000 shares of Common Stock (including 3,000,000 shares of Common Stock previously approved for issuance under the 1992 Option Plan), subject to adjustment in certain circumstances.

     Options may be either  "Incentive Stock Options" as that term is defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"). Incentive Stock Options may be granted only to employees of the Company. An Incentive Stock Option must expire within ten years from the date it is granted (five years in the case of options granted to holders of more than 10% of the Company's Common Stock). Incentive Stock Options are not exercisable until one year after the date of grant. The exercise price of an Incentive Stock Option must be at least equal to the fair market value of the Common Stock on the date such Incentive Stock Option is granted (110% of fair market value in the case of Options granted to holders of more than 10% of the Company's Common Stock) and must be paid in cash or in capital stock of the Company value at its then fair market value. In addition, the Company may grant Non-Qualified Stock Options, the exercise price of which must be at least equal to the fair market value of the Common Stock on the date of grant. Common Stock acquired upon the exercise of Non-Qualified Stock Options and Incentive Stock Options is referred to herein as option stock and incentive option stock, respectively.

     The 2002 Option Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of two non-employee directors of the Company. The Committee determines, consistent with the terms of the 2002 Option Plan, the persons to whom options may be granted, the number of shares subject to options and certain other terms and conditions of options. Non-employee directors are not entitled to receive discretionary grants of options under the 2002 Option Plan, but receive, on the date they join the Board, a Non-Qualified Stock Option to purchase 10,000 shares of Common Stock, and receive on each July 1, a Non-Qualified Stock Option to purchase 10,000 shares of Common Stock (subject to proration for those directors serving less than a year prior to such grant). The exercise price of such options is the fair market value of the Common Stock on the date of grant.

     Options terminate upon the termination of the optionee's relationship with the Company (or one year thereafter if such termination is by reason of death); provided that the Committee may, in its sole discretion, extend the termination date of such options to a date not later than three months after the date of termination of relationship with the Company (or to a date not later than one year after such termination, if such termination is as a result of disability). The 2002 Option Plan provides that the exercise of options within the period commencing 180 days prior to, and ending 90 days after, the date of a voluntary termination by the optionee of the optionee's relationship with the Company or a termination by the Company for cause may be denied or rescinded by the Company and that any profits realized by the optionee there from will be subject to recovery by the Company, in each case if the Board of Directors determines, prior to 90 days after such termination, that the optionee has breached a material duty or obligation to the Company. (The foregoing rights of the Company are referred to below as the "Rescission Rights".)

     Except as otherwise determined by the Committee, all options granted under the 2002 Option Plan will vest over a four-year period at a rate of 25% per year, except those granted to consultants, which will vest as determined by the Committee. Each option granted under the 2002 Option Plan will be evidenced by an agreement between the Company and the optionee containing the terms and conditions of the option granted. At the discretion of the Committee, options may have tandem stock appreciation rights pursuant to which an optionee may elect, with the consent of the Committee, to surrender any or all of the optionee's options in exchange for a payment in cash or shares of Common Stock equal to the difference between the fair market value of the shares covered by the surrendered options and the exercise price thereof, provided that such payment may not exceed twice the amount of the exercise price.

     The Board of Directors, with respect to shares of Common Stock not then subject to options, may suspend or discontinue the 2002 Option Plan or revise it or amend it in any respect except that, without the approval of the stockholders, no revision or amendment may (i) increase the number of shares of Common Stock subject to the 2002 Option Plan, (ii) change the designation of the individuals eligible to receive options granted under the 2002 Option Plan,
(iii) extend the maximum  option period  provided  under the 2002 Option Plan or
(iv) decrease the minimum option exercise price provided under the 2002 Option Plan.

Federal Income Tax Consequences

     The grant of a stock option under the 2002 Option Plan, whether or not an Incentive Stock Option, does not result in any federal income tax consequences to the Company or the optionee. The tax consequences of exercising an option or disposing of stock that is acquired by an optionee upon exercise of an option depend upon whether the option is an Incentive Stock Option or an Non-Qualified Stock Option.

     If an optionee exercises a Non-Qualified Stock Option, he must include in gross income, as compensation for the taxable year in which all restrictions imposed upon the option stock (including the Rescission Rights) expire, an amount equal to the excess of the fair market value of the option stock at such time over the exercise price (unless the optionee elects at the time of exercise, in accordance with Section 83(b) of the Code to include in gross income as compensation for the taxable year of the exercise an amount equal to the excess of the fair market value of the option stock at the time of the exercise over the exercise price). If an optionee disposes of option stock after that time, he must include in gross income as gain (or deduct from gross income as a loss) for the taxable year of the disposition an amount equal to the amount by which the proceeds realized in the transaction exceeds (or is less than) the sum of the exercise price plus the amount of compensation income he previously recognized.

     If an optionee exercises an Incentive Stock Option, he does not recognize income upon exercise. If an optionee disposes of incentive option stock two years after the option was granted and one year after the option was exercised he must include in gross income as capital gain (or deduct from gross income as a capital loss) for the taxable year of the disposition an amount equal to the amount by which the amount realized in the disposition exceeds (or is less than) the exercise price. If an optionee disposes of incentive option stock within two years after the option was granted or within one year after the option was exercised, and the amount realized in the disposition exceeds both the option price and the fair market value of the incentive option stock on the date of exercise, he must include in gross income as compensation for the taxable year of the disposition an amount equal to the excess of such fair market value over the exercise price and must include in gross income as gain an amount equal to the excess of the amount realized in the disposition over such fair market value. Such gain is generally treated as capital gain, long-term or short-term, depending upon the length of time elapsed between the time when the incentive option stock was acquired and the time of the disposition.

     If an optionee includes an amount in gross income as compensation for a taxable year under the foregoing rules, the Company is generally entitled to a corresponding deduction for its taxable year that includes the last day of the affected taxable year of the optionee.

     Different consequences arise when an optionee uses already-owned Common Stock (whether acquired from a third party or upon exercise of an option) to exercise an option or when an optionee disposes of option stock through a non-arms length transaction (e.g., a gift).

     As of June 30, 2001, the closing price of the Company's Common Stock was $21.40 per share.

     The Board of Directors recommends that the stockholders vote FOR the approval of the Immunomedics, Inc. 2002 Stock Option.

                 PROPOSAL 3-- SELECTION OF INDEPENDENT AUDITORS

     Subject to the approval of the Company's shareholders, the Board of Directors has selected KPMG LLP as the Company's independent auditors to audit the books and accounts of the Company for fiscal year 2001, upon the recommendation of the Audit Committee. KPMG LLP has served as the Company's independent auditors since fiscal year 1992. One or more representatives of KPMG LLP will be present at the Annual Meeting, who will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions.

     The Board of Directors recommends that the stockholders vote FOR approval of the selection of KPMG LLP as the Company's independent auditors.


                                  OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. However, the accompanying proxy gives discretionary authority if other matters properly come before the Annual Meeting, and the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment.

     The Company will furnish, without charge, to each person whose proxy is being solicited, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained therein. Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Written requests for copies of any such materials should be directed to Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950;
Attention: Investor Relations.


                 STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders of the Company wishing to include proposals in the proxy material relating to the 2002 Annual Meeting of Stockholders of the Company must submit the same in writing to the attention of the Secretary so as to be received at the principal executive office of the Company on or before June 25, 2002 for such proposal to be considered for inclusion in the proxy statement for such meeting. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

     The Governance and Nominating Committee, or the full Board of Directors acting in such capacity, will consider nominees recommended by stockholders of the Company for election as a Director at the 2002 Annual Meeting of Stockholders of the Company, provided that any such recommendation is submitted in writing, not less than 60 nor more than 120 days before the anniversary date of the 2001 Annual Meeting of Stockholders, to the Governance and Nominating Committee, c/o the Secretary of the Company, at the Company's principal executive offices, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. In recommending candidates, the Governance and Nominating Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole.

                            SOLICITATION AND EXPENSES

     The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals and the Company will reimburse them for their expenses.


                                       By Order of the Board of Directors,



                                               DAVID M. GOLDENBERG
                                       Chairman of the Board of Directors

October 22, 2001

                                    EXHIBIT A

            Charter of the Audit Committee of the Board of Directors

I.   Audit Committee Purpose

          The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

          o Monitor the integrity of the Company's financial reporting process and systems of internal control regarding finance, accounting, and legal compliance.

          o    Monitor  the   independence  and  performance  of  the  Company's
               independent auditors.

          o    Provide  an  avenue  of  communications   among  the  independent
               auditors, management, and the Board of Directors.

          The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

     Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Director the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the result of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA
          SAS 61.

     10. Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Legal Compliance

     11. Review legal and regulatory matters that may have a material impact on the financial statements of the Company with legal counsel, as appropriate.

     Other Audit Committee Responsibilities

     12.  Annually   prepare  a  report  to  shareholders  as  required  by  the
          Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     15.  Review,  and  update   periodically  the  Company's  Business  Conduct
          Guidelines and ensure that management has established a system to enforce this Code.

     16.  Periodically perform self-assessment of audit committee performance.

                                    EXHIBIT B

                    IMMUNOMEDICS, INC. 2002 STOCK OPTION PLAN


     1. Purpose of Plan. The purpose of this 2002 Stock Option Plan is to promote the interests of Immunomedics, Inc. and its stockholders by encouraging employees, consultants, members of the Corporation's Scientific Advisory Board, if any, and any members of the Corporation's Board of Directors to acquire a proprietary interest in the Corporation, thereby increasing the personal interest and special effort of such persons to achieve sound growth and profitability for the Corporation, and to enhance the Corporation's efforts to attract and retain competent Employees, Consultants, Directors and Advisors (as defined below).

     2. Definitions. The following terms when used herein shall have the meanings set forth below, unless a different meaning is plainly required by the context:

     Advisor. A person who has been appointed to and continues to serve on the Corporation's Scientific Advisory Board.

     Affiliate. Affiliate, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     Beneficial Owner. Beneficial Owner, as defined in Rule 13d-3 under the Exchange Act.

     Board. The Board of Directors of the Corporation.

     Code. The Internal Revenue Code of 1986, as it has been and may be amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

     Committee. The Committee provided for in Section 8.

     Common Stock. Shares of the Corporation's common stock, par value $.01 per share, and any other shares of common stock from time to time authorized pursuant to the Corporation's Certificate of Incorporation, as amended.

     Consultant. A person performing consulting or advisory services to the Corporation who is not an Employee or a Director.

     Corporation. Immunomedics, Inc., a Delaware corporation.

     Director. A person who has been elected to and continues to serve on the Board.

     Employees. Officers and other persons employed by the Corporation or its Subsidiaries, as determined by the Board or the Committee from time to time.

     Employment Termination Date. The date upon which the employment of the Optionee with the Corporation and its Subsidiaries terminates, the date the Optionee's service as a Director terminates, the date the Optionee's service as an Advisor terminates, the date the Optionee's service as a Consultant terminates or, in the case of an Optionee serving in more than one of such capacities, the last of such dates.

     Exchange Act. The Securities Exchange Act of 1934, as amended from time to time.

     Incentive Option. An option to acquire shares of Common Stock which is intended to satisfy the requirements of Section 422 of the Code.

     1992 Plan. The Immunomedics, Inc. 1992 Stock Option Plan, as amended and restated.

     Non-Qualified Option. An option to acquire shares of Common Stock which is not intended to satisfy the requirements of Section 422 of the Code.

     Option. An Incentive Option or a Non-Qualified Option granted to an Optionee pursuant to the Plan.

     Option Agreement. A written agreement between the Corporation and an Optionee evidencing the grant of an Option and containing terms and conditions concerning the exercise of the Option.

     Option Price. The price to be paid for shares of Common Stock being purchased pursuant to the exercise of an Option.

     Option Settlement. The cash, shares of Common Stock, or a combination thereof, which may be paid to an Optionee pursuant to Section 7.

     Optionee. An Employee, Director, Consultant or Advisor who has been granted an Option. Also includes the personal representative, heir or legatee of an Optionee who has the right to exercise an Option upon the death of an Optionee.

     Outside Directors. A Director who is not also an Employee.

     Parent. Parent Corporation as defined in Section 424(e) of the Code.

     Person. Person, as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     Plan. The 2002 Stock Option Plan provided for herein, as it may be amended from time to time.

     Subsidiary. Subsidiary Corporation as defined in Section 424(f) of the Code.

     Value. The price of the last sale of the Common Stock on the NASDAQ automated quotation system on the date fair market value is to be determined or, if the Common Stock is not listed on the NASDAQ, the closing bid price (or the average of the closing bid price and asked price) on the exchange or system on which the Common Stock is listed or as quoted by the principal market-maker of the Common Stock; if the Common Stock cannot be valued by any of the foregoing methods, Value shall be as determined by the Committee.

     3. Eligibility and Participation. Persons eligible to receive Options under the Plan shall be Employees, Directors, Consultants or Advisors selected by the Committee; provided, Incentive Options shall be granted to Employees only; and, provided further, that the Outside Directors shall receive Options only as set forth in Section 8 of this Plan. In determining persons to whom Options, both Incentive and Non-Qualified, shall be granted, the number of shares to be covered by each Option, and whether the Option shall be an Incentive Option or a Non-Qualified Option, or both, the Committee shall take into account the duties of the respective persons, their present and potential contribution to the success of the Corporation, their anticipated number of years of active service remaining and such other factors as it deems relevant in connection with accomplishing the purposes of the Plan. A person who has been granted an Option may be granted an additional Option or Options as the Committee shall so determine.

     4. Shares Subject to the Plan. The shares to be offered under the Plan shall be the Common Stock, which shares may be authorized but unissued shares or treasury shares. Subject to the adjustments provided for in Section 9, the aggregate number of shares of Common Stock to be delivered upon exercise of all Options granted under the Plan, shall not exceed 8,000,000 shares. Shares of Common Stock subject to, but not delivered under, an Option terminating or expiring for any reason prior to the exercise thereof in full, shall be deemed available for Options thereafter granted during the term of the Plan.

     5. Terms and Conditions of All Options. All Options granted hereunder shall be issued subject to the following terms and conditions:

          a. Non-Qualified Options may be granted to any Optionee. Incentive Options shall be granted only to Employees. No Incentive Options shall be granted to any Optionee who immediately after the granting of an Incentive Option owns (within the meaning of Section 422(c)(5) of the Code) more than 10% of the issued and outstanding Common Stock, unless such Incentive Option is granted with an Option Price of not less than 110% of the Value of the Common Stock at the time of the grant of the Option.

          b. Unless otherwise determined by the Committee, all Options (other than those granted to Consultants) shall be first exercisable as to 25% of the total number of shares of Common Stock underlying such Option on the first anniversary of the date of grant, and to an additional 25% of such shares on each of the second, third and fourth anniversaries of such date of grant.

          c. If the Option is an Incentive Option, the aggregate Value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options granted hereunder and incentive stock options granted under any other plan of the Corporation (or any Parent or Subsidiary thereof) are exercisable by the Optionee for the first time in any calendar year shall not exceed $100,000.

          d. Options shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

          e. Upon an Employment Termination Date (other than as a result of the death of the Optionee), the Options held by such Optionee at such date shall terminate; provided, however, that the Committee, in its sole and uncontrolled discretion, may extend such termination of the Options until a date not more than three months after such Employment Termination date, or if such termination is as a result of the Optionee's permanent and total disability (as that term is defined in Section 105(d)(4) of the Code and referred to herein as "Disability") until a date not more than one year after such Employment Termination Date. The Committee may, in specific cases and in its sole and uncontrolled discretion, permit the exercise by an Optionee, within such three and 12 month periods of all or part of the Options which were not exercisable on the Employment Termination Date.

          f. In the event of the Optionee's death prior to his Employment Termination Date or, if the termination date of such Option has been extended for three months or more in accordance with subsection 5.e hereof, his death during such extended period, the Option shall terminate upon the earlier to occur of (i) 12 months after the date of the Optionee's death, (ii) the Option's expiration date, or (iii) such other date as shall be specified in the Option Agreement. The Option shall be exercisable during such period after the Optionee's death with respect to the number of shares as to which the Option shall have been exercisable on the date immediately preceding the Optionee's death.

          g. Any exercise or attempt to exercise any Option by an Optionee, and any request for any Option Settlement in accordance with
               Section 7 hereof, during a period commencing 180 days prior to the termination of such Optionee's employment or other relationship with the Company for any reason and ending 90 days after such termination, shall be subject to the Company's right to (i) deny the exercise of such Option or such request, (ii) rescind the exercise of such Option (if the Option has been exercised but the underlying shares of Common Stock have not been sold), or (iii) be paid by the Optionee, upon the demand of the Company, the amount of any Option Settlement paid and the amount of profits (i.e., the difference between the exercise price of the Option and the sale price of the Common Stock acquired upon such exercise) received by the Optionee as a result of the exercise of such Option if such Option has been exercised and the underlying shares of Common Stock have been sold. The right of the Company provided in the foregoing sentence may be exercised only (i) on or prior to the 90th day after termination of the employment or other relationship of the Optionee with the Company and (ii) if the Committee determines that the Optionee has voluntarily terminated his employment with the Company or the Optionee has been terminated for Cause for breaching Company policy or for a breach of a material duty or obligation to the Company.

     6. Terms and Conditions of Option Agreement. The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe additional terms and conditions in respect of the granting or exercise of any Option under the Plan and in particular shall prescribe the following terms and conditions, which shall be contained in the Option Agreement for such Option:

          a.   Whether  the  Option is an  Incentive  Option or a  Non-Qualified
               Option.

          b. The number of shares of Common Stock to which the Option pertains.

          c. The exercise price of the Option, which shall not be less than 100% of the Value of the Common Stock at the time of the grant of the Option, except as provided in Section 5.a.

          d. The term of the Option, which shall not exceed 10 years from the date on which the Option is granted; provided, if the Optionee owns more than 10% of the issued and outstanding Common Stock, and the Option is an Incentive Option, the term shall not exceed five years.

          e. The method or time when the Option may be exercised in whole or in part.

          f. Whether the Option Price may be paid in whole or in part in shares of Common Stock then owned by the Optionee.

          g. The provisions for the withholding of Federal, state and local income or other taxes which shall be due in connection with the exercise of the Option.

          h. Each Option Agreement shall provide that, upon request by the Committee for such a representation, the Optionee shall deliver to the Committee at the time of any exercise of an Option or portion thereof, a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such request, delivery of such representation prior to the delivery of any shares of Common Stock issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or such other person to purchase any shares.

     7. Option Settlement Provisions. Each Optionee may request that, in lieu of exercising an Option, he receive shares of Common Stock, cash, or a combination of Common Stock and cash, having a fair market value equal to the amount by which the Value of the shares of Common Stock subject to the Option at the time of such request exceeds the Option Price (the "Option Settlement"), as follows:

          a. The request of the Optionee shall be in a writing delivered to the Committee during the period commencing with the third day after, and ending with the twelfth day after the release by the Corporation of its quarterly or annual summary statements of earnings.

          b. The Committee shall, in its sole discretion, determine whether to permit an Optionee to receive an Option Settlement in lieu of exercising the Option and, if the Committee determines to permit the Optionee to receive an Option Settlement, the Committee, in its sole discretion, shall determine what portion of the Option Settlement shall be in cash and what portion shall be in shares of Common Stock.

          c.   For  the  purpose  of  determining   the  amount  of  the  Option
               Settlement, the Value of a share of the Common Stock shall be determined on the date the written request referred to in Section 7.a. is received by the Committee; provided, that the amount of the Option Settlement shall not exceed twice the Option Price of the shares of Common Stock under the Option being cancelled. For example, if the Option Price per share is $7, the Option Settlement cannot exceed $14 per share.

          d. Upon the payment of an Option Settlement, the Option with respect to which the Option Settlement was paid shall be cancelled the same as if the Option had been exercised in full.

     8. Administration of Plan.

          a. The Plan shall be administered by a committee (the "Committee") comprised of no less than two of the Corporation's Outside Directors. Unless otherwise determined by the Board, such persons shall be "disinterested persons" as such term is defined by Rule 16b-3 promulgated under the Securities Act of 1934 and Outside Directors as defined in Section 162(m) of the Code, and shall receive options under the plan only as set forth in subsection 8.c. below.

          b. Subject to such orders or resolutions not inconsistent with the provisions of the Plan, as may from time to time be issued or adopted by the Board, the Committee shall have full power and authority to interpret the provisions and supervise the administration of the Plan. All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan and applicable existing orders or resolutions of the Board shall be final. Each Option granted shall be evidenced by an Option Agreement containing such terms and conditions that may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board with respect thereto.

          c. Outside Directors shall be granted Options under the Plan only in accordance with the formula set forth below:

               (i) Outside Directors shall be granted an Option to purchase 10,000 shares of Common Stock upon the date of his election or appointment to the Board for the first time.


               (ii) On each  July 1 during  the term of the Plan,  each  Outside
                    Director who has been a Director for not less than twelve months prior to such date shall be granted an Option to purchase 10,000 shares of Common Stock, and each Outside Director who has been a Director for at least three months but less than twelve months prior to the date of grant shall receive an Option to purchase such number of shares of Common Stock determined by multiplying 10,000 times a fraction, the denominator of which is twelve and the numerator of which is the number of complete months which such person has served as a Director.

               (iii)All  Options  granted  to  Outside  Directors  shall  (1) be
                    Non-Qualified Options, (2) be exercisable at a price equal to the Value at the date of grant and (3) be exercisable for a term of 10 years.

               Notwithstanding the forgoing, the number of shares underlying the options to be granted pursuant to the formula set forth in this
               Section 8.c.. shall be adjusted upon the occurrence of any event referred to in Section 9 hereof as provided in such section.

     9. Adjustments Upon Changes in Capitalization. Notwithstanding the limitation set forth in Section 4, in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the Committee shall make an appropriate adjustment in the maximum number of shares available under the Plan or to any one individual and in the number and kind of shares of Common Stock or other property subject to Options granted under the Plan and to the Option Price and other terms relating thereto. Without limiting the generality of the foregoing, such adjustment may include (i) subject to the provisions of the following sentence, an adjustment pursuant to which, upon the exercise of an Option after the closing of such transaction, the Optionee shall, at no additional cost (other than the Option Price), be entitled to receive, in lieu of shares of Common Stock, the number and class of shares of capital stock or other property to which the Optionee would have been entitled pursuant to the terms of such transaction if immediately prior thereto the Optionee had been the holder of record of such number of shares of Common Stock as such Optionee would otherwise have been able to purchase during the remaining term of the Option, whether or not otherwise exercisable at such time according to its terms, and
(ii) the cancellation of the Option in exchange for a cash payment equal to the positive difference, if any, between the aggregate Option Price of the Option and the price per share paid for or allocated in the transaction to the number of shares of Common Stock equal to the number of shares subject to the Option. Any such adjustment shall be made so as not to constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

     10.  Time of  Granting  Options.  Except for  Options  granted  pursuant to
Section 8 hereof, nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or by the stockholders of the Corporation, and no action take by the Committee (other than the granting of a specific Option), shall constitute the granting of an Option hereunder. The granting of an Option pursuant to the Plan shall take place on the date such Option is approved by the Committee.

     11. Amendment and Discontinuance. The Board may, subject to the limitation set forth in Section 8.c., discontinue, amend, alter or suspend the Plan, but may not, without the approval of the holders of a majority of all the issued and outstanding shares of Common Stock present either in person or by proxy at a meeting duly held for that purpose, make any alteration or amendment thereof which operates (a) to increase the total number of shares of Common Stock for which Options may be granted under the Plan, except as resulting from the operation of Section 9, (b) to extend the maximum option period provided in
Section 6.d., (c) to decrease the minimum Option Price provided in Section 6.c., or (d) extend the class of Optionees permitted to be granted Options. Any Option which is outstanding under the Plan at the time of its amendment or termination shall remain in effect in accordance with its terms and conditions and those of the Plan as in effect when the Option was granted.

     12. Merger, Consolidation or Sale of Assets or Stock.

          a. In the event of a Change in Control, each Option granted to a participant hereunder shall immediately become vested and fully exercisable. In addition, any Optionee may request to receive at such time an Option Settlement, as provided in Section 7, notwithstanding that such election is not made during the period set forth in Section 7.a.

          b. For purposes of this Section 12, a Change in Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

                    (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is approved by the shareholders of the Company, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                    (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or


                    (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.


               Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the
               Company immediately prior to such transaction or series of transactions continue to have substantially the same
               proportionate   ownership   in  an  entity   which  owns  all  or
               substantially all of the assets of the Company immediately following such transaction or series of transactions.

     13. Effectiveness and Termination of the Plan.

          a. The Plan shall become effective upon adoption by the Board. The Plan shall be rescinded and all Options granted hereunder shall be null and void unless within 12 months from adoption of the Plan it shall have been approved by a vote of the holders of a majority of all the issued and outstanding shares of Common Stock present either in person or by proxy at a meeting duly held for such purpose.

          b.   The Plan shall terminate on the earliest to occur of:

               (i) The date when all the shares of Common Stock available under the Plan shall have been acquired through the exercise of Options granted under the Plan, or the payment of Settlement Options in lieu of such exercise;

               (ii) 10  years  after  the  date of  adoption  of the Plan by the
                    Board; or

               (iii)Such other date as the Board shall determine.

     14. Governing Law. The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Delaware.

     15. Miscellaneous.

          a. The captions and section headings used herein are for convenience only, shall not be deemed part of the Plan and shall not in any way restrict or modify the context and substance of any section or paragraph hereof.

          b. The Plan shall be construed in such a fashion that all Incentive Options shall qualify as "incentive stock options" under Section 422 of the Code.

     The Immunomedics, Inc. 1992 Plan was originally adopted by the Board on September 10, 1992 and approved by the Company's shareholders on November 5, 1992. The 1992 Plan was amended and restated by the Board on May 18, 2000 and approved by the shareholders at the annual meeting of the Company's shareholders on December 6, 2000. On September 25, 2001 the Board adopted, subject to approval by the shareholders of the Company, the Plan, as an amendment, restatement and continuation of the 1992 Plan.